                                                     Exhibit 5
                                           Opinion of ALSTON&BIRD LLP

                                                 ALSTON&BIRD LLP
                                                One Atlantic Center
                                            1201 West Peachtree Street
                                            Atlanta, Georgia 30309-3424

                                                   404-881-7000
                                                 Fax: 404-881-4777
                                                  www.alston.com
                                                  --------------

                                                 February 19, 2003

Tropical Sportswear Int'l Corporation
4902 West Waters Avenue
Tampa, Florida  33634-1302

         Re:      Form S-8 Registration Statement --
                  Tropical Sportswear Int'l Corporation Non-Employee Director Stock Option Plan, as Amended

Ladies and Gentlemen:

         We  have  acted  as  counsel  to  Tropical  Sportswear  Int'l  Corporation,  a  Florida  corporation  (the
"Corporation"),  in  connection  with the filing of the  above-referenced  Registration  Statement on Form S-8 (the
"Registration  Statement")  with the Securities and Exchange  Commission (the  "Commission")  to register under the
Securities  Act of 1933, as amended (the  "Securities  Act"),  200,000  shares of the  Corporation's  common stock,
$0.01  par  value per  share  ("Common  Stock"),  that may be issued  pursuant  to the  Tropical  Sportswear  Int'l
Corporation  Non-Employee  Director  Stock Option Plan as Amended  (the  "Plan").  This opinion  letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission's Regulation S-K.

         We have examined the Plan,  the Amended and Restated  Articles of  Incorporation  of the  Corporation,  as
further  amended,  the Amended and Restated Bylaws of the  Corporation,  as amended,  records of proceedings of the
Board of  Directors  of the  Corporation  deemed by us to be  relevant to this  opinion  letter,  the  Registration
Statement and other  documents and agreements we deemed  necessary for purposes of expressing the opinion set forth herein.  We also have made such further legal and factual  examinations and  investigations  as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain  factual  matters  relevant to this opinion  letter,  we have relied upon  certificates  and statements of officers of the Corporation  and  certificates of public  officials.  Except to the extent  expressly set forth herein,  we have made no independent  investigations  with regard thereto,  and,  accordingly,  we do not express any opinion as to matters that might have been disclosed by independent verification.

         This opinion letter is provided to the  Corporation  and the Commission for their use solely in connection with the  transactions  contemplated  by the  Registration  Statement  and may not be used,  circulated,  quoted or otherwise  relied upon by any other person or for any other purpose without our express written  consent.  The only opinion  rendered by us consists of those matters set forth in the sixth  paragraph  hereof,  and no opinion may be implied or inferred beyond those expressly stated.

         Our  opinion  set  forth  below is  limited  to the  Business  Corporation  Act of the  State of  Florida,
applicable  provisions of the  Constitution of the State of Florida and reported  judicial  decisions  interpreting such Florida Business  Corporation Act and  Constitution,  and we do not express any opinion herein  concerning any other laws.

         Based on the  foregoing,  it is our  opinion  that the  200,000  shares of  Common  Stock  covered  by the
Registration  Statement  and to be issued  pursuant  to the Plan,  when  issued  in  accordance  with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion  letter as an exhibit to the  Registration  Statement  and to the use of our name  wherever  appearing  in the  Registration  Statement.  In giving such  consent,  we do not thereby admit that we are within the category of persons whose consent is required  under Section 7 of the  Securities  Act or the rules and regulations of the Commission thereunder.

                                                     Sincerely,

                                                     ALSTON & BIRD LLP

                                                     By:   /s/ Michael L. Stevens
                                                           Michael L. Stevens, a partner